Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is effective as of the 12th day of October 2006 (“Commencement Date”) by and between HyperSpace Communications, Inc., a Colorado Corporation (the “Employer” or “Company”) and Michael R. Whyte (the “Executive”). In consideration of the mutual covenants contained in this Agreement, the Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

ARTICLE 1

TERM OF EMPLOYMENT

1.1	Initial Term. The initial term of employment hereunder shall commence on October 11, 2006 and shall continue until April 1, 2008.

1.2

Renewal; Non- Renewal Benefits to the Executive. At the end of the initial term of this Agreement, and on each anniversary thereafter, the term of the Executive's employment shall be automatically extended one additional year unless, at least thirty (30) days prior to such anniversary, the Employer shall have delivered to the Executive or the Executive shall have delivered to the Employer written notice that the term of the Executive's employment hereunder will not be extended.

ARTICLE 2

DUTIES OF THE EXECUTIVE

2.1

Duties. The Executive shall be employed with the title of Vice President and Chief Financial Officer with the responsibilities and authority assigned to Executive by the Company’s Board of Directors (the “Board”) that are customary to the powers and duties of similar executive positions in companies that engage in business similar to that of Employer. The Executive’s job description is attached as Exhibit A.

2.2

Extent of Duties. Except as provided below, the Executive shall devote his full-time, best efforts to the business of the Employer; provided, however, that Executive agrees to disclose to the Board in general terms any other business activities in which he is involved, and Executive agrees that such business activities shall not violate the provisions of Article 4 below.

ARTICLE 3

COMPENSATION OF THE EXECUTIVE

3.1

Base Salary. As compensation for services rendered under this Agreement, the Executive shall receive an annual base salary of $200,000, commencing October 11, 2006. The Executive’s salary is payable in accordance with the Employer’s normal business practices. The Executive’s base salary may be increased from time-to-time as determined by the Board in its sole discretion.

3.2

Sign-On Bonus. Executive shall receive a gross sign-on bonus of $15,000 which upon Executive’s enrollment in the Employer’s 401K, Executive may direct into Executive’s 401K account according to and pursuant to the rules governing such accounts which vary depending upon type of 401K chosen.

3.3	Bonus. The Executive shall participate in a bonus compensation plan as approved by the Board, and attached as Exhibit B.

3.4

Equity Compensation. The Executive shall receive restricted stock, stock units or options hereinafter collectively referred to as “Equity Grants” of the Employer’s common stock as incentive compensation, from time-to-time, in amounts and terms and conditions, determined by the Board in its sole discretion. Employer shall seek Board approval for Executive to receive a restricted stock unit grant of 50,000 shares with 50% vesting one year from date of grant and remaining 50% vesting two years from date of grant.

3.5

In the event of any “Company Transaction,” as defined in the HyperSpace Communications, Inc, 2004 Equity Incentive Plan, any unvested Equity Grants shall be accelerated and shall vest immediately prior to the occurrence of such Company Transaction. In the event the Executive is terminated by the Employer without “Cause” (as defined in section 5.1(d)), or by election of the Executive for “Cause” (as set forth in section 5.1(a)), any unvested Equity Grants shall be accelerated and shall vest immediately prior to the occurrence of such termination.

3.6

Benefits. The Executive shall be entitled to paid vacation and all paid holidays as customarily extended to executive employees. The Executive shall be entitled to participate in all of the Employer's employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted, it being understood that the Executive shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation otherwise provided for in this Agreement.

3.7

Expenses. The Executive shall be entitled to prompt reimbursement for all reasonable expenses incurred by the Executive in the performance of his duties hereunder, including but not limited to, all expenses incurred in connection with travel, meals, and lodging.

ARTICLE 4

NON-COMPETITION; CONFIDENTIALITY; WORK FOR HIRE

4.1

The Executive will offer to the Employer any investment or other opportunity in the business of the type conducted by the Employer of which the Executive may become aware during the Executive’s employment under this Agreement. If the Board refuses the opportunity to participate in the investment or venture, the Executive may do so only if the Executive obtains consent to do so from a majority of the directors.

4.2

The Executive shall not make investments in companies involved in the business of the type conducted by the Employer, as identified in writing from time to time by the Board, at any time during the Executive’s employment with Employer; provided this provision does not apply to investments in broad-based mutual funds.

4.3

Except as provided in Sections 4.1 and 4.2 hereof, the Executive may not participate in the business of the type conducted by the Employer at any time during the Executive’s employment under this Agreement except through and on behalf of the Company.

4.4

For a period of nine months after the termination or expiration of the Executive’s employment under this Agreement, the Executive shall not: (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is engaged in the business of the type conducted by the Employer at any time during the Executive’s employment with the Employer, (ii) call upon, solicit, attempt to sell any products or services in competition with those offered by the Employer to any person or firm that was solicited by the Executive on behalf of the Employer; or (iii) solicit or otherwise attempt to persuade any other employee to leave the employment of the Employer. In the event of the Executive's actual or threatened breach of this paragraph, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Executive from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. If the Executive’s employment under this Agreement is terminated by the Executive for any reason enumerated under (i) Section 5.1(a) (by the Executive for Cause) or (ii) by the Employer for any reason enumerated under Section 5.1(e) (by the Employer upon termination of business), then this Section 4.4 shall terminate on the Date of Termination and the one year period referred to in the first sentence of this Section will not apply.

4.5

The Executive recognizes and acknowledges that the information, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to the Employer's business as they may exist from time to time are valuable, special and unique assets of the Employer's business. Therefore, the Executive agrees as follows:

(a)

That the Executive will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to this employment, without the express authorization of the Board, any information, business, customer lists, or any other secret or confidential matter relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with the Executive's work for the Employer.

(b)

That upon request or at the time of leaving the employ of the Employer the Executive will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

(c)	That the Board may from time–to-time reasonably designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

In the event of a breach or threatened breach by the Executive of the provisions of this paragraph 4.5, the Employer shall be entitled to an injunction (i) restraining the Executive from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that the Executive deliver to the Employer all information, documents, notes, memoranda and any and all other material as described above upon the Executive's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Executive.

4.6

The Executive agrees that any and all inventions, discoveries, improvements, creations and/or other information, whether patentable or unpatentable and whether or not confidential (“work(s)”) which the Executive may conceive or make during the Executive’s employment under this Agreement that is, in any way, directly and indirectly, solely and/or jointly, related to the business of the Employer shall be deemed a “work made for hire” as that term is used in Title 17 of the United States Code and shall be the sole and exclusive property of the Employer. The Employer shall be owner of all such work and deemed the author of such work with the full right to apply for a patent, trademark or copyright in such work in the United States and all foreign countries. The Executive shall execute any and all documents requested by the Employer to effect the foregoing. The Executive hereby grants, bargains, sells and assigns all right, title and interest in any copyrighted and/or proprietary work relating to the business of the Employers that the Executive conceives or makes while employed by the Employer. To the extent that work product of any work done by the Executive while employed by the Employer is not deemed to be “work made for hire,” the Executive hereby assigns all proprietary rights, including patent and copyright, in these works to the Employer without further compensation. The Executive further agrees to: (1) disclose promptly to the Employer all such work which the Executive may make solely, jointly or commonly with others; (2) assign all work to the Employer; and (3) execute and sign any and all applications, assignments or other instruments which the Employer may deem necessary in its sole discretion in order to enable the Employer, at its expense, to apply for, prosecute and obtain copyrights, patents, trademarks or other proprietary rights in the Untied States and foreign countries and in order to transfer to the Employer all right, title and interest in said work.

ARTICLE 5

TERMINATION OF EMPLOYMENT

5.1	Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

(a)	By the Executive for Cause. Upon the occurrence of any of the following events, the Executive may terminate the Executive’s employment under this Agreement for Cause by written notice to the Employer:

(i)	upon the sale by the Employer of substantially all of its assets; or
(ii)	upon a decision by the Employer to terminate its business and liquidate its assets; or
(iii)

upon a material or reduction in the nature, character, or responsibility of Executive’s position, title, duties or responsibilities or a detrimental change in the Executive’s compensation or benefits without the consent of the Executive; or

(iv)

upon a Change in Control of the Company. “Change in Control” means: (A) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (1) the outstanding shares of common stock of the Company or (2) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (B) The Company (1) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity, outstanding immediately after such merger, consolidation or exchange; or (2) the individuals constituting the Company’s Board of Directors immediately prior to such merger, consolidation or exchange shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger consolidation or exchange was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, or exchange; or

(v)	upon the Company’s relocation of Executive’s workplace to a location that is more than 30 miles from the Executive’s workplace as of the Commencement Date; or

(vi)	upon the Employer’s violation of the material provisions of this Agreement that is not cured by Employer within 10 business days after receipt of written notice from Executive.

(b)	Death. This Agreement shall terminate upon the death of the Executive.

(c)

Disability. The Employer may terminate the Executive’s employment under this Agreement upon the permanent disability of the Executive. The Executive shall be considered disabled (whether permanent or temporary) if: (1) he is disabled as defined in a disability insurance policy the Company purchases for the benefit of the Executive; or (2) if no such policy is in effect, he is incapacitated to such an extent that he is unable to perform for a six-month period substantially all of his duties for the Employer that he performed prior to such incapacitation.

(d)

By the Employer for Cause. The Employer may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have “Cause” to terminate the Executive's employment hereunder upon the following:

(i)            the continued and material failure by the Executive to substantially perform his duties hereunder, including, but not limited to, failure to perform the duties described in the job description attached as Exhibit A (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness);

(ii)          the gross misconduct by the Executive which is materially injurious to the Employer, monetarily or otherwise;

(iii)        knowing and intentional breach of any material provision of the non-competition covenants set forth in Sections 4.1, 4.2, and 4.3 of this Agreement; or

(iv)          indictment of a felony involving moral turptitude or relating to the Company’s assets, activities or operations; or

(v)           commission of an act of fraud, embezzlement or any other illegal or criminal conduct in the course of Executive’s employment with the Company, or related to the Company’s assets, activities, or operations;

provided, however, that if such violation is susceptible to cure, clauses (i) and (ii) shall not constitute Cause unless the Company first provides 10 days’ prior written notice to Executive of such violations, specifying in reasonable detail the basis therefore and stating that it constitute grounds for termination for Cause under this Agreement, and Executive then fails to cure the actions or omissions that constitute the violation within 10 business days following receipt of such notice; provided further, that (i) above shall not be interpreted to apply where the Company fails in the ordinary course of its business or operations to achieve its anticipated operating plan or business performance goals, or where Executive fails to achieve any performance goals, milestones, or bonus goals established pursuant to this Agreement or in the course of Executive’s employment during the term of this Agreement.

(e)

By the Employer upon Termination of Business. Upon the occurrence of any of the following events, the Executive’s employment under this Agreement may be terminated by the Employer by written notice to the Executive:

(i)

if the Employer makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, or there shall have been filed any petition or application for the involuntary bankruptcy of the Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of thirty days or more, or the Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Employer or any material part of its assets; or

(ii)	a decision by the Employer to terminate its business and liquidate its assets.

(f)	By the Executive without Cause. The Executive may resign his employment without breaching this Agreement at any time by giving the Employer Notice of Termination no less than 30 days before the last date the Executive intends to work for the Employer. If the Executive resigns his employment, except as required by law (e.g., continuation of health insurance under COBRA), the Employer will have no obligation to provide compensation, stock options or benefits to the Executive after the Date of Termination.

5.2

Notice of Termination. Any termination of the Executive's employment by the Employer or by the Executive (other than termination upon death pursuant to subsection 5.1(b) above) shall be communicated by written Notice of Termination to the other party following any applicable notice and cure periods set forth above.

5.3	Date of Termination. “Date of Termination” shall mean: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated for Cause, the date on which a Notice of Termination is received by the Executive after the applicable notice and cure periods; (iii) if the Executive resigns under 5.1(f) (without Cause), the date specified in the Notice of Termination which shall be no less than 30 days before the last date the Executive intends to work for the Employer; (iv) if the Executive's employment is terminated for any other reason, the date specified in a Notice of Termination by the Employer or the Executive, which date shall be no less than 30 days following the date on which Notice of Termination is given.

5.4	Compensation Upon Termination.

(a)

Following termination of the Executive’s employment under this Agreement pursuant to Section 5.1(a) (by Executive for Cause) or 5.1(e) (by Employer upon termination of business), the Executive shall be paid his base compensation as outlined in section 3.1, in an amount equal to 9 months’ salary as of the Date of Termination, payable to the Executive, less all lawful deductions, within 30 days after the Date of Termination.

(b)

Following the termination of the Executive’s employment under this Agreement pursuant to Sections 5.1(d) (by Employer for Cause), the Executive shall be entitled to compensation (salary, any earned portion of the Executive’s annual bonus pursuant to the bonus compensation plan and unpaid vacation) only through the Date of Termination.

(c)

Following the termination of the Executive’s employment under this Agreement pursuant to Section 5.1(b) (by Employer upon Executive’s death), the Employer shall pay to the Executive's estate the compensation which would otherwise be payable to the Executive to the end of the month in which his death occurs. This payment shall be in addition to life insurance benefits, if any, paid to the Executive's estate under policies for which the Employer pays all premiums and the Executive's estate is the beneficiary.

(d)

In the event of permanent disability of the Executive as described in Section 5.1(c), if the Employer elects to terminate this Agreement, the Executive shall be entitled to receive compensation and benefits through the Date of Termination; any such payment, however, shall be reduced by disability insurance benefits, if any, paid to the Executive under policies (other than group policies) for which the Employer pays all premiums and the Executive is the beneficiary.

(e)

Following termination of the Executive’s employment under this Agreement by reason of non-renewal of this Agreement by the Employer under Section 1.2, the Executive shall be paid his base compensation as outlined in Section 3.1, in an amount equal to 6 months’ base salary as of the Date of Termination, payable to the Executive, less all lawful deductions, within 30 days after the Date of Termination.

(f)

In the event the Employer terminates the Executive’s employment for any reason other than set forth in Section 5.1, the Executive shall receive the greater amount of (i) an amount equal to 9 months’ base salary as of the Date of Termination, or (ii) an amount equal to the Executive’s salary that would become due between the Date of Termination and the expiration of the then applicable term as established under Article 1, payable to the Executive, less all lawful deductions, within 30 days after the Date of Termination.

5.5

Remedies. Any termination of the Executive’s employment under this Agreement shall not prejudice any other remedy to which the Employer or the Executive may be entitled, either at law, equity, or under this Agreement.

ARTICLE 6

GENERAL PROVISIONS

6.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

6.2

Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by an arbitrator mutually agreeable to both Company and Executive in the City of Boise and County of Ada, Idaho, in accordance with the applicable employment arbitration rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

6.3

Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the Employer (including its subsidiaries and affiliates) and the Executive with respect to the employment of the Executive by the Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

6.4

Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon the Employer, any successor in interest to all or substantially all of the business and/or assets of the Employer, and the heirs, administrators, successors and assigns of the Executive. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

6.5	Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Michael R. Whyte

2336 E. Gossamer Lane

Boise ID 83706

If to the Employer:	HyperSpace Communications, Inc. c/o

MPC Computers, LLC.

906 E. Karcher Rd.
Nampa, ID 83687
Attention: John Yeros,
Chief Executive Officer

With copy to: Attn: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.6

Reformation; Severability. It is the intent of the Employer and the Executive that the provisions of this Agreement, including Article 4, be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, and the parties hereto prospectively consent to the reformation of the terms of Article 4 by the arbitrator to achieve the enforcement of the terms of Article 4 to the fullest and broadest extent permissible in terms of duration, geographic scope, and limitation on competition. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, then as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall not affect any other provision in this Agreement and the remainder of such provision and the remainder of this Agreement shall be unaffected and shall continue in full force and effect. Provided however, should the duration, geographical extent of, or business activity constrained by any limitation or restriction set forth in this Agreement be in excess of that which is valid and enforceable under applicable law, then such limitation or restriction shall be construed to cover only the maximum duration or extent, or those activities which may be lawfully, validly and enforceably limited or restricted by this Agreement under applicable law

6.7	Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.8

Survival of Obligations. Termination of the Executive’s employment under this Agreement for any reason shall not relieve the Employer or the Executive of any obligation accruing or arising prior to such termination.

6.9	Amendments. This Agreement may be amended only by written agreement of both the Employer and the Executive.

6.10

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.11

Fees and Costs. The Company will pay the arbitrator’s fees in any arbitration under section 6.2. If any arbitration is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall recover from the non-prevailing party such prevailing party’s reasonable attorneys fees and costs (other than the arbitrator’s fees) in addition to any other relief to which the prevailing party may be entitled.

[Signature Page Follows]

                IN WITNESS WHEREOF, the Employer and Executive have executed this the Executive Employment Agreement effective as of the date first set forth above.

“THE EMPLOYER”
HYPERSPACE COMMUNICATIONS, INC.

By:/s/ John P. Yeros
Name: John P. Yeros
Title: CEO

“THE EXECUTIVE”

/s/ Michael R. Whyte
Michael R. Whyte

Exhibit A

Job Description

Job Title:	Chief Financial Officer
Reporting To:	Chief Executive officer

Summary: Responsible for directing the company's overall financial policies. Oversees all financial functions including accounting, budget, credit, insurance, tax, and treasury.

Duties and Responsibilities:

1.	Establishes, or recommends to management, major corporate economic strategies, objectives, and policies for company.
2.	Recommends modifications to existing corporate programs.
3.

Prepares reports which summarize and forecast company business activity and financial position in areas of income, expenses, and earnings based on past, present, and expected operations. Works with Business Development group to structure deals. Assists with partner management and initial introductions.

4.	Directs preparation of budgets, reviews budget proposals, and prepares necessary supporting documentation and justification.
5.	Advises management and manages all insurance and risk management aspects of the Company.
6.

Provides management with timely reviews of organization's financial status and progress in its various programs and activities. Responsible for billings, collections, procurement and closing the books on a monthly basis. Responsible for all Financial and SEC reporting for the Company. Responsible for all SEC filings.

7.	Directs the execution of all the Company’s accounting policies and evaluates new policies to determine their impact on the Company.
8.	Advises management on desirable operational adjustments due to tax code revisions. Manages all tax operations of the Company.
9.	Arranges for audits of company's accounts.
10.	Prepares reports required by regulatory agencies.
11.	Establishes relations with banks and other financial institutions.
12.	Part of the Company’s M&A team. Responsible for financial due diligence, control evaluation and valuation, deal structure of target acquisitions.
13.	Responsible for compliance and internal controls at the Company.
14.	Participates in legal contract drafting, review and negotiation. Manages relationship with outside Legal counsel on Securities Law matters and some commercial matters.
15.	Manages relationship with Audit Committee.
16.	Manages relationship with Transfer Agent and operational relationship with the American Stock Exchange. Responds to questions from shareholders.

Exhibit B

Executive Bonus Compensation Plan

1. Management Incentive Plan. During each calendar year of the Executive Employment Agreement, beginning 2007, Executive shall be entitled to receive 45% of his base salary for that year as a bonus (the “Target Bonus”) upon completion of targeted goals, objectives and milestones established and approved by the Board. Prior to the commencement of each calendar year, Executive shall submit to the Board for approval a proposed “Bonus Plan” for the upcoming calendar year. Executive’s proposed Bonus Plan shall include a description of the goals, objectives and milestones and attendant bonus payments that shall be made by the Company to Executive in the event the Company attains such goals, objectives and milestones. The Board shall review, and at the Board’s discretion, modify and adopt the Bonus Plan, specifying the terms, conditions and amounts. The Bonus Plan as modified and adopted by a resolution of the Board shall be the Bonus Plan in effect for the respective calendar year. The bonus shall be paid no more than 30 days after the filing of the Company’s Form 10-K.

3. Termination. In the event Executive is terminated before the end of any calendar year by the Employer without “Cause” (as defined in Section 5.1(d)), or by election of the Executive for “Cause” (as set forth in Section 5.1(a)), Executive shall receive the Target Bonus for that year no later than thirty (30) days following such termination.

4. Bonus Payout. The Board may elect to pay up to 50% of the bonus in fully vested and exercisable restricted stock or stock units issued under the Company’s 2004 Equity Incentive Plan.